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                       [Deloitte & Touche LLP LETTERHEAD]

                                                                    EXHIBIT 16.1



April 8, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Forrester Research, Inc's Form 8-K dated April 8, 2004, and have the following comments:

     1.   We agree with the statements made in the first three paragraphs.

     2. We have no basis on which to agree or disagree with the statements made in the last paragraph.


Yours truly,


/s/ Deloitte & Touche LLP